SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549


                                FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  October 25, 1996

                    NORTHEAST (USA) CORP. (formerly CELCOR, INC.)
              (Exact Name of Registrant as Specified in its Charter)


                                     DELAWARE
_____________________________________________________________________________
                  (State or Other Jurisdiction of Incorporation)


               0-13337                            22-2497491
      ________________________       ____________________________________
      (Commission file number)       (IRS Employer Identification Number)


     1800 Bloomsbury Avenue, Ocean, N.J.                 07712
_____________________________________________________________________________
(Address of Principal Executive Offices)             (Zip Code)


                                  (908) 922-3158
______________________________________________________________________________
               (Registrant's Telephone Number, Including Area Code)



                                   CELCOR, INC.
______________________________________________________________________________
                       (Former name, if changed from last report)




ITEM 5. Other Events

On October 25, 1996, the Registrant filed a change of corporate name with the Secretary of State of Delaware. By virtue of this amendment, Celcor, Inc. became Northeast (USA) Corp. Effective November 14, 1996, the Registrant's common stock will be traded under its new name. The attached press release is hereby incorporated by reference.




                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              NORTHEAST (USA) CORP.


DATE: November 14, 1996                      By: /s/ Stephen E. Roman, Jr.
                                                 Stephen E. Roman, Jr.
                                                 Vice President




                        PRESS RELEASE OF CELCOR, INC.


FOR IMMEDIATE RELEASE
OCEAN, N.J. NOVEMBER 13, 1996


CELCOR, INC. (OTC-CEKR) ANNOUNCED TODAY THAT PURSUANT TO A MERGER AGREEMENT WHICH BECAME EFFECTIVE AUGUST 1, 1996, IT HAS CHANGED ITS CORPORATE NAME TO NORTHEAST (USA) CORP. ITS NEW TRADING SYMBOL WILL BE NEUC.

THE COMPANY'S BUSINESSES INCLUDE THE OPERATION OF A SUBSIDIARY IN THE PEOPLE'S REPUBLIC OF CHINA WHICH MANUFACTURES AND DISTRIBUTES PHARMACEUTICAL PRODUCTS IN THAT COUNTRY, AND DISTRIBUTION OF BODY CARE PRODUCTS UNDER THE TRADE NAME "JENNIFER E-18" IN THE U.S. MARKET AS WELL AS DISTRIBUTION TO LATIN AMERICAN COUNTRIES, TAIWAN, KOREA AND THE PEOPLE'S REPUBLIC OF CHINA. THE COMPANY PLANS ADDITIONAL VENTURES, PRIMARILY IN THE FAR EAST. THE COMPANY MAY ALSO IN THE FUTURE EXPORT PHARMACEUTICAL PRODUCTS PRODUCED BY IT IN THE PEOPLE'S REPUBLIC OF CHINA TO THE U.S.


FOR MORE INFORMATION CONTACT:        STEPHEN ROMAN V.P.
                                     NORTHEAST (USA) CORP.
                                     (908) 922-3158